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Exhibit 99.5

Election Form
and
Letter of Transmittal

For Certificate(s) Representing Share of

CROSSMANN COMMUNITIES, INC.

In connection with the
Conversion by Merger of its
Common Stock
into
Cash and Common Stock
of

BEAZER HOMES USA, INC.,

or

All Cash

or

All Common Stock of Beazer Homes USA, Inc.
(in the case of all cash or all stock, subject to proration)

        Holders of common stock of Crossmann Communities, Inc. ("Crossmann") who do not wish to make an election need not submit this election form and letter of transmittal (this "Election Form and Letter of Transmittal") at this time. If a holder of Crossmann common stock does not submit an Election Form and Letter of Transmittal, each share of Crossmann common stock held by such non-electing stockholder ("Non-Election Shares") will be converted in the merger (the "Merger") of Crossmann into a wholly-owned subsidiary of Beazer Homes USA, Inc. ("Beazer") into the base merger consideration of $17.60 in cash and a fraction of a share of common stock of Beazer as described below. After the effective time of the Merger, separate transmittal documents will be sent to holders of Crossmann shares who did not return the Election Form and Letter of Transmittal.

        This Election Form and Letter of Transmittal must be accompanied by unsigned certificates representing the common stock of Crossmann when you make an election with respect to the merger consideration you will receive in connection with the Merger. The election procedure is described in General Instruction 4. See General Instruction 11 for lost or destroyed certificate(s).

        If you are a beneficial owner, but not the record owner, of Crossmann common stock, you cannot make a valid election by returning this Election Form and Letter of Transmittal yourself. Beneficial owners of Crossmann common stock must instruct the record owner of such common stock regarding their election preference. An election may not be made for made for less than all of the shares beneficially owned by you even if those shares are held in different accounts or under different names.

        You are urged to read the General Instructions accompanying this election and transmittal form. The instructions contain comprehensive guidelines with respect to election and merger mechanics and details regarding the substitute Form W-9. For additional information, you can also call Jennifer Holihen, the corporate secretary of Crossmann, at (317) 843-9514.

BOX 1. DESCRIPTION OF SHARES SURRENDERED AND ELECTION
(See General Instruction 4)

A.
Complete the following if you hold certificates for shares of Crossmann common stock beneficially owned by you. Mark the box indicating if you wish to elect the base merger consideration, all stock or all cash. You may make only one election with respect to all of the shares that you own, even if they are represented by different certificates. If you make more than one election, you will be deemed to have made a non-election and will receive the base merger consideration.

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear on certificate(s))	Certificate Number(s)	Elect Base Merger Consideration for all shares owned	Elect All Stock for all shares owned (subject to proration)	Elect All Cash for all shares owned (subject to proration)
		/ /	/ /	/ /
Mark one box only to make election

        Total number of shares represented by certificate(s):

B.
Complete the following if you hold certificates for shares of Crossmann common stock beneficially owned by another person (e.g. brokers).

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear on certificate(s))	Certificate Number(s)	Number of Base Merger Consideration Election Shares	Number of Stock Election Shares (subject to proration)	Number of Cash Election Shares (subject to proration)

        Total number of shares as to which election(s) made:

Instructions for completing Box 1:

        Please complete either Section A or Section B (as applicable) of Box 1 to indicate the type of consideration that you wish to receive in exchange for your shares of Crossmann common stock. All cash and all stock elections are subject to proration. For important information regarding this election, see General Instruction 4.

BOX 2. SIGNATURE

        This Election Form and Letter of Transmittal must be signed by the registered holder(s) exactly as the name(s) appear(s) on the stock certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith. See General Instruction 7.

Signature of Shareholder

Signature of Co-Shareholder

Daytime Telephone Number

Guarantee of Signatures
(See General Instructions 7 and 9)

FOR USE BY ELIGIBLE INSTITUTIONS ONLY.
PLACE MEDALLION GUARANTEE IN SPACE BELOW

Authorized signature(s):

Name:

Name of Firm:

Address:

(Include Zip Code)
Area Code and Telephone Number:

Dated:                          , 2002

Instructions for completing Box 2:

        Sign and date this Election Form and Letter of Transmittal and return it in the enclosed envelope together with either the certificate(s) representing your shares of Crossmann common stock or Notice of Guaranteed Delivery.

BOX 3. SPECIAL ISSUANCE AND PAYMENT
INSTRUCTIONS

        Merger consideration (in the form of (i) checks for cash and/or (ii) shares of Beazer common stock) will be issued in the name(s) shown in Box 1 of this Election Form and Letter of Transmittal unless otherwise instructed below. To determine if a Signature Guarantee in Box 2 is required, see General Instruction 9.

Issue to:

Name:

Address:

Instructions for completing Box 3:

        If you want to change the payee of the check or the ownership of shares of Beazer common stock to be received, provide the Special Issuance and Payment Instructions in this box. Signature(s) of a registered shareholder must be Medallion guaranteed. A notary public seal is not acceptable. (See General Instruction 9.)

BOX 4. SPECIAL DELIVERY
INSTRUCTIONS

        A check and/or certificate(s) for shares of Beazer common stock will be mailed to the person and address shown in Box 1 of this Election Form and Letter of Transmittal (or the person and address listed above) unless otherwise instructed below. (See General Instruction 10)

Name:

Address:

Instructions for completing Box 4:

        Complete this section only if the consideration you are to receive is to be delivered to a person other than the registered holder or to a different address. (See General Instruction 10)

BOX 5. SUBSTITUTE FORM W-9

SUBSTITUTE Form W-9 Department of the Treasury, Internal Revenue Service	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number Or Employer Identification Number
#
Payer's Request for Taxpayer Identification Number ("TIN") and Certification

CERTIFICATION — UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT:
(1) The number shown on this form is my correct Taxpayer Identification Number (or that I am waiting for a number to be issued to me).

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to withholding.
(3) Any other information provided on this form is true and correct.
(4) I am a U.S. Person (including a U.S. resident alien).

CERTIFICATION INSTRUCTIONS—YOU MUST CROSS OUT ITEM (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER-REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN. HOWEVER, IF AFTER BEING NOTIFIED BY THE IRS THAT YOU WERE SUBJECT TO BACKUP WITHHOLDING, YOU RECEIVED ANOTHER NOTIFICATION FROM THE IRS THAT YOU ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING, DO NOT CROSS OUT ITEM (2). CHECK PART 3 IF YOU ARE AN EXEMPT PAYEE.

	SIGNATURE: DATE:	PART 2 — AWAITING TIN / /
PART 3 — EXEMPT PAYEE / /
ATTACH CERTIFICATE OF FOREIGN STATUS (IF APPLICABLE)

Instructions for completing Box 5:

          You must complete this section with your correct Taxpayer Identification Number. For U.S. citizens, this is typically your U.S. Social Security Number. Failure to complete this Substitute Form W-9 may result in backup withholding of 30% of any cash payments made to you pursuant to the Merger. (See General Instruction 14). If you checked the box in Part 2 of this Substitute Form W-9, you must complete Box 6 below.

BOX 6. CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
(To be completed if box under Part 2 of Substitute Form W-9 is checked)

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

    I certify under penalties of perjury that a Taxpayer Identification Number has not been issued to me, and either (1) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer Identification Number by the time of payment, 30% of all payments made to me on account of the Merger shall be retained until I provide a Taxpayer Identification Number to the Exchange Agent and that, if I do not provide my Taxpayer Identification Number within 60 days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding and 30% of all reportable payments made to me thereafter will be withheld and remitted to the Internal Revenue Service until I provide a Taxpayer Identification Number.

Signature:	Date:	, 2002

        This Election Form and Letter of Transmittal is being delivered to you in connection with the proposed Merger pursuant to the Agreement and Plan of Merger dated as of January 29, 2002, as amended, between Beazer, Beazer Homes Investment Corp. and Crossmann (the "Merger Agreement"). If the Merger is consummated, for each of your shares of Crossmann common stock (the "Crossmann Shares") outstanding at the time of the Merger, you will be entitled to receive, at your election, (i) the base merger consideration of a combination of $17.60 in cash and a fraction of a share of Beazer common stock, (ii) all cash, subject to proration, or (iii) all Beazer common stock, subject to proration. Beneficial owners may not make an election for less than all of their Crossmann Shares. See General Instruction 4. In order to make an election, all registered holders of Crossmann Shares must deliver to the Exchange Agent a properly completed Election Form and Letter of Transmittal prior to the Election Deadline (which is 5:00 p.m. New York City Time on April 15, 2002). All holders submitting an Election Form and Letter of Transmittal that is received by the Exchange Agent after the Election Deadline will be deemed to hold Non-Election Shares.

        This Election Form and Letter of Transmittal is not the method by which you vote for or against the Merger. Your vote is very important. We urge you to vote on the Merger and the Merger Agreement by completing, signing, dating and returning the proxy card that accompanies the Joint Proxy Statement/Prospectus, dated March 13, 2002, relating to the Merger.

        The Exchange Agent for the Merger is:

American Stock Transfer & Trust Company

By Mail: 59 Maiden Lane New York, New York 10038	By Overnight Courier: 59 Maiden Lane New York, New York 10038	By Hand: 59 Maiden Lane New York, New York 10038

        Delivery of the Election Form and Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Exchange Agent.

        To be effective, the properly completed Election Form and Letter of Transmittal, together with your stock certificates (or a notice of guaranteed delivery of such stock certificates as set forth in general instruction 12), must be received by the Exchange Agent before the Election Deadline specified above. Special rules apply to lost or destroyed certificate(s).

  Telephone Assistance:
  (800) 937-5449 (toll-free)

        Return this signed Election Form and Letter of Transmittal along with your stock certificate(s) in the enclosed envelope to: American Stock Transfer & Trust Company, at the appropriate address set forth set above prior to 5:00 p.m. (New York City time) on April 15, 2002.

        After the effective time of the Merger, until a record holder's certificate(s) are received by the Exchange Agent at one of the addresses set forth above, together with such documents as the Exchange Agent may require, and processed for exchange by the Exchange Agent, such holder will not receive the check or any certificate for shares of Beazer common stock in exchange for their certificate(s). If your certificate(s) are not available at the time you send a completed Election Form and Letter of Transmittal to the Exchange Agent, you may instead provide a Notice of Guaranteed Delivery of your certificate(s) on the form enclosed herewith, and you must, within three trading days after the date of execution of such guarantee of delivery, deliver to the Exchange Agent the certificate(s) representing the Crossmann Shares in respect of which an election is being made. Special rules apply to lost or destroyed certificates and are described below.

        Please read the General Instructions carefully before completing the Election Form and Letter of Transmittal.

Representation and Warranties

        By completing and signing the foregoing Election Form and Letter of Transmittal, you acknowledge, understand, represent and warrant the following:

        1.    The election is subject to (i) the terms, conditions and limitations set forth in the Joint Proxy Statement/Prospectus, dated March 13, 2002, relating to the Merger (including all annexes thereto, and as it may be amended or supplemented from time to time, the "Joint Proxy Statement/Prospectus"), receipt of which is acknowledged by you, (ii) the terms of the Merger Agreement, as the same may be amended or supplemented from time to time, a conformed copy of which appears as Annex I to the Joint Proxy Statement/Prospectus, (iii) completion of the attached Election Form and Letter of Transmittal, and (iv) the accompanying instructions.

        You should read the Joint Proxy Statement/Prospectus because it contains important information. The document is available, at no charge, by calling (800) 937-5449 (toll-free) or from the Securities and Exchange Commission's web site, www.sec.gov.

        2.    If you wish to sell Crossmann Shares and you have already submitted the Election Form and Letter of Transmittal with respect to those Crossmann Shares, you must revoke it and have the certificate(s) returned to you. If you purchase Crossmann Shares after having submitted an Election Form and Letter of Transmittal, you must obtain and submit your newly acquired stock certificates, and a new Election Form and Letter of Transmittal concerning the newly acquired shares.

        3.    By signing this Election Form and Letter of Transmittal, you represent and certify that you (i) are surrendering to the American Stock Transfer & Trust Company for exchange the share(s) represented by the certificate(s) accompanying this Election Form and Letter of Transmittal (or the certificate(s) to be delivered pursuant to the Notice of Guaranteed Delivery delivered herewith), (ii) have complied with all requirements and make all acknowledgements, representations and warranties stated in the instructions included in this Election Form and Letter of Transmittal and the instructions accompanying this Election Form and Letter of Transmittal, (iii) will be the registered holder(s) of such shares of Crossmann common stock on the effective date of the Merger, (iv) have good title to such shares, (v) have full power and authority to transfer and surrender these shares free and clear of all liens, restrictions, adverse claims and encumbrances, (vi) make the election indicated in Box 1 above, and (vii) have made only one election for yourself as a beneficial owner or, if applicable, for each beneficial owner for whose account you are making the election. By signing this Election Form and Letter of Transmittal, you acknowledge that delivery of this Election Form and Letter of Transmittal and any certificate(s) enclosed herewith is at your election and risk and that the risk of loss with respect thereto will pass only when such materials are actually received by the American Stock Transfer & Trust Company, the Exchange Agent.

        In addition, you certify and warrant that you will, upon request, execute and deliver any additional documents deemed appropriate or necessary by the Exchange Agent or Beazer in connection with the surrender of the certificate(s). All authority conferred or agreed to be conferred in your Election Form and Letter of Transmittal shall not be affected by, and shall survive, your death or incapacity and any of your obligations shall be binding upon your successors, assigns, heirs, executors, administrators and legal representatives.

        4.    You understand that an election is not made in acceptable form until receipt by the Exchange Agent of the Election Form and Letter of Transmittal, duly completed and signed, together with all accompanying evidence of authority in form satisfactory to Beazer (which may delegate power in whole or in part to the Exchange Agent), and the certificate(s) relating thereto. All questions as to validity, form and eligibility of any election or surrender of the certificate(s) hereunder will be determined by Beazer (which may delegate power in whole or in part to the Exchange Agent), and any such determination shall be final and binding.

        5.    You are authorizing and instructing the Exchange Agent to deliver the certificate(s) and to receive on your behalf, in exchange for the Crossmann Share(s) represented thereby, the merger consideration elected by you (subject to proration) issuable in the Merger pursuant to the Merger Agreement. You understand that the merger consideration paid in exchange for the surrendered certificate(s) will be made as promptly as practicable if the Merger is effected, and once surrender of the certificate(s) is made in acceptable form. If the Merger is not consummated, you understand that the certificate(s) will be returned to you.

        6.    Unless otherwise indicated under Special Issuance and Payment Instructions in Box 3, any certificate for shares of Beazer common stock and/or any check issuable in exchange for the certificate(s) submitted hereby will be issued in the name of the registered holder(s) of such Crossmann Shares. Similarly, unless otherwise indicated under Special Delivery Instructions in Box 4, any certificate for shares of Beazer common stock and/or any check for cash issuable in exchange for the certificate(s) submitted hereby will be mailed to the registered holder(s) of the Crossmann Shares at the address or addresses shown above.

General Instructions

        1.    Election Date.    To be effective, an election pursuant to the terms and conditions set forth on the Election Form and Letter of Transmittal, accompanied by the certificate(s) described above representing Crossmann Shares, must be received by the Exchange Agent, at the address for the Exchange Agent set forth above, no later than 5:00 p.m. (New York City Time) on April 15, 2002 (the "Election Date" or "Election Deadline"). Holders of Crossmann Shares whose certificate(s) are not immediately available may also make an effective election by properly completing and executing the Election Form and Letter of Transmittal and the Notice of Guaranteed Delivery, which is enclosed herewith, and submitting to the Exchange Agent prior to the Election Deadline the Election Form and Letter of Transmittal and the Notice of Guaranteed Delivery (subject to the condition that the certificate(s) for which delivery is thereby guaranteed are in fact delivered to the Exchange Agent, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Crossmann, no later than 5:00 p.m. (New York City time) on the third trading day after the date of execution of such Notice of Guaranteed Delivery). Each outstanding Crossmann Share at the effective time of the Merger with respect to which the Exchange Agent shall have not received an effective Election Form and Letter of Transmittal and the certificate(s) surrendered according thereto by the Election Date or as provided in the Notice of Guaranteed Delivery, will be converted into the right to receive the base merger consideration. After the effective time of the Merger, separate transmittal documents will be sent to holders of Crossmann Shares who either did not return the Election Form and Letter of Transmittal prior to the Election Date, who returned an Election Form which was not properly completed or who did not timely submit the certificates representing their Crossmann Shares.

        2.    Revocation of Election.    Any election on the Election Form and Letter of Transmittal may be revoked by the person who submitted this Election Form and Letter of Transmittal to the Exchange Agent by written notice duly executed, which must be received by the Exchange Agent prior to the Election Date. Such revocation notice must specify the person in whose name the Crossmann Shares to which the notice applies had been deposited, the number of Crossmann Shares to which the notice applies, the name of the registered holder thereof, and the serial numbers shown on the certificate(s) representing the Crossmann Shares to which the notice applies. The signature of the registered holder of the Crossmann Shares must be Medallion guaranteed on the notice in compliance with General Instruction 9 below. If an election is revoked, the certificate(s) submitted therewith will be treated as Non-Election Shares unless a later valid election is made.

        3.    Termination of Right to Elect.    If for any reason the Merger is not consummated or is abandoned, all Election Forms will be void and of no effect. Certificate(s) for Crossmann Shares previously received by the Exchange Agent will be returned promptly by the Exchange Agent to the person who submitted such certificate(s).

        4.    Election and Proration Procedures.    If you are a beneficial as well as a record holder of Crossmann common stock, you need only complete Section A of Box 1. If you are a record holder of Crossmann common stock holding certificates for shares of Crossmann common stock beneficially owned by another person (e.g. a broker), you need only complete Section B of Box 1.

        You may elect to receive per share of Crossmann common stock:

  •
  the base merger consideration of $17.60 in cash and a fraction of a share of Beazer common stock (determined as set forth in the table below);

  •
  cash equal to the amount of the base merger consideration (determined as set forth in the table below), subject to proration; or

  •
  shares of Beazer common stock with a value equal to the base merger consideration, based on the average closing price of Beazer common stock used to calculate the base merger consideration, subject to proration.

        If you choose to receive all cash or all Beazer common stock, your election will be subject to proration. In addition, your election is otherwise subject to adjustment under the circumstances described below. To determine the fractional share of Beazer common stock you will receive if you elect to receive Beazer common stock, Beazer's common stock will be valued based on its average closing price as reported for New York Stock Exchange Composite Transactions for the fifteen consecutive trading days ending on, and including, the date that is three trading days prior to April 16, 2002, the date of the Crossmann special stockholder meeting, as follows:

Average Closing Price of Beazer Common Stock	Beazer Common Stock Issued for Each Crossmann Share	Value of Total Merger Consideration for Each Share of Crossmann Common Stock Consisting of $17.60 in Cash and a Fraction of a Share of Beazer Common Stock
$93.13 or greater	0.3061 shares	$46.11 or greater
$80.46 to $93.12	quotient obtained by dividing $28.51 by the stock value	$46.11
$68.54 to $80.45	0.3544 shares	$41.89 to $46.11
$61.47 to $68.53	quotient obtained by dividing $24.29 by the stock value	$41.89
$61.46 or less	0.3952 shares	$41.89 or less

        If the average closing price of Beazer common stock determined as set forth above is less than $52.15, the total amount of the base merger consideration would be less than $38.21. However, in that event, Crossmann can terminate the Merger Agreement, unless Beazer makes an election to increase the cash portion of the merger consideration or the stock portion of the merger consideration, or both, so that the amount of the base merger consideration of cash and Beazer common stock for each share of Crossmann common stock equals at least $38.21. In addition, as more fully described in the Joint Proxy Statement/Prospectus, no more than 60% of the aggregate merger consideration will be paid in cash.

        A description of the election and proration procedures is set forth in the Joint Proxy Statement/ Prospectus under the headings "The Merger—Merger Consideration." A full statement of the election and proration procedures is contained in the Merger Agreement, and all elections are subject to compliance with such procedures.

        In connection with making any election, a holder of Crossmann Shares should read carefully, among other matters, the descriptions referenced above and the statement and the information contained in the Joint Proxy Statement/Prospectus under the headings "Risk Factors" and "Material United States Federal Income Tax Consequences Of The Merger."

        Although you may elect to receive merger consideration consisting of all Beazer common stock or all cash, if you elect all stock or all cash, you may instead receive a prorated combination of Beazer common stock and cash, because the aggregate amount of Beazer common stock and cash that Crossmann stockholders can receive in the Merger will be fixed. Consequently, for excess cash to be available to pay Crossmann stockholders who elect all cash, some of the other Crossmann stockholders must elect to receive all stock. For Crossmann stockholders that have elected to receive all stock, excess shares of Beazer common stock will only be available to the extent that other Crossmann stockholders have elected to receive all cash. Finally, to retain reorganization treatment of the Merger for federal tax purposes, the Merger Agreement provides that, if more than 60% of the total value of the merger consideration would be cash, the cash portion of the merger consideration would be decreased so that no more than 60% of the total value of the merger consideration would be in cash. For more information, please refer to the section in the Joint Proxy Statement/Prospectus entitled "The Merger Agreement—Merger Consideration."

        Beazer and the Exchange Agent, with Beazer's consent, reserve the right to deem that you have elected to have your Crossmann Shares treated as Non-Election Shares if:

  •
  No election choice is indicated in Box 1 above;

  •
  Incorrect election choices are indicated in Box 1 above;

  •
  You fail to follow the instructions on the Election Form and Letter of Transmittal (including failure to submit your certificate(s) or a Notice of Guaranteed Delivery) or otherwise fail to properly make an election;

  •
  A complete Election Form and Letter of Transmittal (including submission of your certificate(s) or a Notice of Guaranteed Delivery) is not actually received by the Exchange Agent prior to the Election Date;

  •
  You revoke your original election and fail to properly make a replacement election; or

  •
  You return the Election Form and Letter of Transmittal with a Notice of Guaranteed Delivery but do not deliver the certificate(s) representing the Crossmann Shares in respect of which the election is being made within three trading days after the date of execution of such guarantee of delivery.

        Notwithstanding anything to the contrary in the Election Form and Letter of Transmittal or the General Instructions, the Exchange Agent, with Beazer's consent, reserves the right to waive any flaws in a completed Election Form and as soon as practicable after the Merger is consummated but shall be under no obligation to do so. The merger consideration is expected to be mailed as soon as practicable after the Merger is consummated or, if later, as soon as practicable following such determination regarding completed Election Forms and Letters of Transmittal. If the Election Form and Letter of Transmittal is determined to be flawed, your share certificates will be returned, and you will be sent a separate letter of transmittal after the Merger is consummated.

        5.    Beazer Certificates; Fractional Shares.    All shares of Beazer common stock issued in the Merger will be in the form of certificates. Holders or their designees set forth in Box 3 will receive, at the applicable address, certificates with respect to such shares of Beazer common stock representing the applicable stock portion of the merger consideration. No fractional shares of Beazer common stock will be issued in connection with the Merger. Each holder of Crossmann Shares who would otherwise have been entitled to receive a fraction of a share of Beazer common stock (after taking into account all shares of Beazer common stock to be received by such holder) will receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Beazer common stock multiplied by the per share average closing price of Beazer common stock as reported for the New York Stock Exchange Composite Transactions for the 15 consecutive trading days ending at the close of trading on the date that is three days prior to the date of the Crossmann special meeting.

        6.    Inadequate Space.    If there is insufficient space on this Election Form and Letter of Transmittal to list all your certificate(s) being submitted to the Exchange Agent, please attach a separate list.

        7.    Signatures.    The signature (or signatures, in the case of the certificate(s) owned by two or more joint holders) on the Election Form and Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificate(s) submitted, unless the Crossmann Shares described in the Election Form and Letter of Transmittal have been assigned by the registered holder(s), in which event this Election Form and Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificate(s). If the Election Form and Letter of Transmittal is signed by a person or persons other than the registered owner(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed exactly as the name(s) of the registered owner(s) appear on the certificate(s) with signatures guaranteed by Medallion signature guarantees in compliance with General Instruction 9 below. If the Election Form and Letter of Transmittal or any certificate(s) or stock power(s) are signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a representative or fiduciary capacity, the person signing must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with the Election Form and Letter of Transmittal.

        8.    New Certificates and Checks in Same Name.    If all certificate(s) representing shares of Beazer common stock and all check(s) in respect of Crossmann Shares are to be registered in, or payable to the order of, exactly the same name(s) that appears on the certificate(s) representing Crossmann Shares submitted with this Election Form and Letter of Transmittal, no endorsement of the certificate(s) or separate stock power(s) are required. Do not sign the certificate(s).

        9.    New Certificate and Checks in Different Name; Guarantee of Signature.    If any certificate(s) representing shares of Beazer common stock or any check(s) in respect of Crossmann Shares are to be registered in, or payable to the order of, any name other than the exact name that appears on the certificate(s) representing the Crossmann Shares submitted with the Election Form and Letter of Transmittal, such registration and/or payment shall not be made by the Exchange Agent unless the certificate(s) submitted are endorsed, Box 3 is completed, and the signature of the person(s) whose name(s) appear on the certificate(s) is guaranteed in Box 2 by a financial institution (including most commercial banks, savings associations and brokerage houses) that is a participant in good standing of the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program. The signature of the registered holder of the Crossmann Shares must be Medallion guaranteed on a notice of revocation. (See General Instruction 2 regarding procedures for delivering a notice of revocation)

        10.    Special Delivery Instructions.    If the checks are to be payable to the order of, or the certificates for shares of Beazer common stock are to be registered in, the name of the registered holder(s) of Crossmann Shares, but are to be sent to someone other than the registered holder(s) or to an address other than the address of the registered holders, it will be necessary to indicate such person or address in Box 4.

        11.    Lost, Stolen or Destroyed Certificates.    If you have lost your certificate representing Crossmann Shares, or if your certificate has been stolen or destroyed, you should notify Crossmann's transfer agent, American Stock Transfer & Trust Company, at (800) 937-5449. In order for you to make an election with respect to shares for which the certificate has been lost, stolen or destroyed, American Stock Transfer & Trust Company must first issue a replacement share certificate. Prior to issuing a replacement certificate American Stock Transfer & Trust Company may require you to deliver a suitable bond or indemnity.

        12.    Guarantee of Delivery.    Holders whose certificates for Crossmann Shares are not immediately available or who cannot deliver their certificates for Crossmann Shares to the Exchange Agent on or prior to the Election Date, may make an effective election for their Crossmann Shares by properly completing and duly executing a Notice of Guaranteed Delivery. Pursuant to this procedure, (i) the election must be made by or through an eligible institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form enclosed herewith, must be received by the Exchange Agent on or prior to the Election Date, and (iii) the certificates evidencing all surrendered Crossmann Shares, as the case may be, together with a properly completed and duly executed Election Form and Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees, and any other documents required by this Election Form and Letter of Transmittal, must be received by the Exchange Agent within three trading days after the date of execution of such Notice of Guaranteed Delivery.

        13.    Miscellaneous.    A single check and/or a single stock certificate representing shares of Beazer common stock will be issued. All questions with respect to the Election Form and Letter of Transmittal and the elections (including, without limitation, questions relating to the timeliness or effectiveness of revocation of any election and computation as to proration) will be determined by Beazer (which may delegate power in whole or in part to the Exchange Agent), which determination shall be conclusive and binding.

        14.    30% Backup Withholding.    A holder who receives a cash payment pursuant to the Merger is required to provide the Exchange Agent (as payer) with such holder's correct taxpayer identification number ("TIN") on the Substitute Form W-9 enclosed herein. If the holder is an individual, the TIN is his or her U.S. Social Security Number. If the Exchange Agent is not provided with the correct TIN, cash payments that are made by the Exchange Agent to such holder or other payee pursuant to the Merger may be subject to backup withholding at a rate of 30%, and such holder or payee may be subject to a $50 penalty imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Rather, the taxes owed by persons subject to backup withholding will be reduced by the amount of tax withheld, provided that the required information is given to the Internal Revenue Service. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

        Certain holders are not subject to these backup withholding and reporting requirements. To avoid possible erroneous backup withholding, a holder who is exempt from backup withholding should complete the Substitute Form W-9 by providing the holder's correct TIN, signing and dating such form, and checking the box in Part 3 of the Substitute Form W-9. A shareholder who is a foreign individual or foreign entity must also submit to the Exchange Agent a properly completed IRS Form W-8, Certificate of Foreign Status, signed under penalty of perjury, attesting to such holder's exempt status. A copy of IRS Form W-8 may be obtained from the Exchange Agent. Foreign investors should consult their tax advisors regarding the need to complete IRS Form W-8 and any other forms that may be required. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more instructions.

        The box in Part 2 of the Substitute Form W-9 should be checked if the submitting holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 2 of the Substitute Form W-9 is checked, the holder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number provided herein. Notwithstanding that the box in Part 2 of the Substitute Form W-9 is checked and the Certificate of Awaiting Taxpayer Identification

Number is completed, the Exchange Agent will withhold 30% on all cash payments made prior to the time a TIN is provided to the Exchange Agent.

        The holder is required to give the Exchange Agent the TIN (e.g., U.S. Social Security Number or Employer Identification Number) of the record owner of the Crossmann Shares or of the last transferee appearing on the transfers attached to, or endorsed on, the Crossmann Shares. If the Crossmann Shares are in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

        15.    Withholding Applicable to Foreign Shareholders.    Even if a foreign shareholder has provided the required Form W-8 and Form W-9 to avoid backup withholding as described above, the payment made to the foreign shareholder pursuant to the Merger may be subject to withholding under general withholding requirements applicable to foreign persons. Foreign shareholders are urged to consult their tax advisors regarding the application of federal income tax withholding, including eligibility for a withholding tax reduction or exemption and refund procedures.

Guidelines for Certification of Taxpayer Identification
Number on Substitute Form W-9

        Guidelines for Determining the Proper Identification Number to Give the Payer. U.S. Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

FOR THIS TYPE OF ACCOUNT:		GIVE THE U.S. SOCIAL SECURITY NUMBER OF:
1.	An individual's account.	The individual.
2.	Two or more individuals (joint account).	The actual owner of the account or, if combined funds, any one of the individuals(1).
3.	Husband and wife (joint account).	The actual owner of the account or, if joint funds, either person(1).
4.	Custodian account of a minor (Uniform Gift to Minors Act).	The minor(2).
5.	Adult and minor (joint account).	The adult or, if the minor is the only contributor, the minor(1).
6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person.	The ward, minor, or incompetent person(3).
7a.	The usual revocable savings trust account (grantor is also trustee).	The grantor-trustee(1).
7b.	So-called trust account that is not a legal or valid trust under State law.	The actual owner(1).
8.	Sole proprietor account.	The owner(4).
9.	A valid trust, estate, or pension trust.	The legal entity (do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(5).
10.	Corporate account.	The corporation.
11.	Religious, charitable or educational organization account.	The organization.
12	Partnership accounting held in the name of the business..	The partnership.
13.	Association, club or other tax-exempt organization.	The organization.
14.	A broker or registered nominee.	The broker or nominee.
15.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments).	The public entity.

(1)
List first and circle the name of the person whose number you furnish.

(2)
Circle the minor's name and furnish the minor's U.S. Social Security Number.

(3)
Circle the ward's, minor's or incompetent person's name and furnish such person's U.S. Social Security Number.

(4)
You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your U.S. Social Security Number or Employer Identification Number (if you have one).

(5)
List first and circle the name of the legal trust, estate, or pension trust.

Guidelines for Certification of Taxpayer Identification
Number on Substitute Form W-9
(Section References are to the Internal Revenue Code)

Obtaining a number:

        If you don't have a TIN or you don't know your number, obtain a Form SS-5, Application for a Social Security Card, or a Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration and the Internal Revenue Service (IRS), respectively and apply for a number.

Payees exempt from backup withholding:

        Payees specifically exempted from backup withholding on ALL payments include the following:

  •
  An organization exempt from tax under section 501(a), or an individual retirement plan;

  •
  The United States or any agency or instrumentality thereof;

  •
  A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof;

  •
  A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof;

  •
  An international organization or any agency or instrumentality thereof;

Other payees that may be exempt from backup withholding include:

  •
  A corporation;

  •
  A financial institution;

  •
  A registered dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the U.S.;

  •
  A real estate investment trust;

  •
  A common trust fund operated by a bank under section 584(a);

  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940, as amended;

  •
  An exempt charitable remainder trust described in section 664, or a non-exempt trust described in section 4947(a)(l);

  •
  A foreign central bank of issue;

  •
  A nominee or custodian; and

  •
  A registered futures commission merchant.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  •
  Payments to nonresident aliens subject to withholding under section 1441;

  •
  Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner;

  •
  Payments of patronage dividends where the amount received is not paid in money; and

  •
  Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

  •
  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct Taxpayer Identification Number to the payer;

  •
  Payments described in section 6049(b)(5) to non-resident aliens;

  •
  Payments of tax-exempt interest (including exempt interest dividends under section 852);

  •
  Payments on tax-free covenant bonds under section 1451; and

  •
  Payments made by certain foreign organizations. Exempt payees described above must still complete the Substitute Form W-9 to avoid possible erroneous backup withholding. File the form included herein with the payer, furnish your taxpayer identification number, check the box in Part 3 of the Substitute form W-9, and sign and date the form. Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A and the regulations issued throughout.

Privacy Act Notice:

        Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must file information returns with the IRS to report those payments. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividends, and certain other payments to a payee who does not furnish a Taxpayer Identification Number to a payer. Certain penalties may also apply.

Penalties:

(1)
Penalty for failure to furnish taxpayer identification number—If you fail to furnish your correct Taxpayer Identification Number to a payer, you are subject to a penalty of $50 for each such failure which is due to reasonable cause and not to willful neglect.

(2)
Civil penalty for false information with respect to withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)
Criminal penalty for falsifying information—Willfully falsifying certification or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

QuickLinks

BOX 1. DESCRIPTION OF SHARES SURRENDERED AND ELECTION (See General Instruction 4)
BOX 2. SIGNATURE
Guarantee of Signatures (See General Instructions 7 and 9) FOR USE BY ELIGIBLE INSTITUTIONS ONLY. PLACE MEDALLION GUARANTEE IN SPACE BELOW
BOX 3. SPECIAL ISSUANCE AND PAYMENT INSTRUCTIONS
BOX 4. SPECIAL DELIVERY INSTRUCTIONS
BOX 5. SUBSTITUTE FORM W-9
BOX 6. CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER (To be completed if box under Part 2 of Substitute Form W-9 is checked)
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
American Stock Transfer & Trust Company
Representation and Warranties
General Instructions
Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9
Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (Section References are to the Internal Revenue Code)